UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026 (January 7, 2026)

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 263-4196

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENSC	The Nasdaq Stock Market LLC

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders of Ensysce Biosciences, Inc. (“Ensysce” or the “Company”) was held on January 7, 2026 (the “Annual Meeting”).

(b) Five proposals were included in the proxy material disseminated to Company stockholders. The fifth proposal was not submitted to a vote at the Annual Meeting. The fifth proposal gave discretion to the Company to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if votes for one or more of the other four proposals were insufficient to approve one or more of those proposals.

1. The stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the full issuance of shares of common stock and exercise of warrants for common stock issued by the Company to an investor:

For	Against	Abstentions	Broker Non-Votes
541,882	195,475	1,970	1,030,540

2. The stockholders approved the amendment of the Ensysce Biosciences, Inc. Amended and Restated 2021 Omnibus Incentive Plan to increase the aggregate number of shares of the Company’s common stock that may be issued under the plan from 121,457 shares to 721,457 shares by the following vote:

For	Against	Abstentions	Broker Non-Votes
439,446	297,044	2,837	1,030,540

3. The stockholders elected the Company’s two Class I Directors, with terms expiring at the 2028 annual meeting:

Name	For	Against	Broker Non-Votes
William Chang	518,597	220,730	1,030,540
Lee Rauch	516,907	222,420	1,030,540

4. The stockholders ratified the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

For	Against	Abstentions
1,659,662	105,399	4,806

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2026

Ensysce Biosciences, Inc.

By:	/s/ Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	President and Chief Executive Officer

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